POWER OF ATTORNEY

The undersigned, as a Section 16 reporting person of Sipex Corporation
(the "Company"), hereby constitutes and appoints Phillip A. Kagel, Senior Vice President of Finance, Chief Financial Officer, Treasurer and Clerk and Walid Maghribi, President & Chief Executive Officer, and each ofthem, the undersigned's true and lawful attorney-in-fact and agent to:

1. complete and execute such Forms 3, 4, and 5 and other forms and all amendments thereto as such attorney shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

2. do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 (as amended).

This Power of Attorney shall remain in fill force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. The Power of Attorney will rescind all previous Power of Attorneys executed for the purpose of filing Forms 3, 4, and 5 with respect to transactions of Sipex securities.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 22nd day of July, 2003.


Signature: /S/  JOHN L. SPRAGUE

Print Name : John L. Sprague